SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 12, 2001


                                  Quixit, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


         COLORADO                     000-32341              84-1485082
-----------------------------         -----------            -------------------
(State or other jurisdiction          (Commission            (IRS Employer
         of incorporation)            File Number)           Identification No.)


7609 Ralston Road, Arvada, CO                                    80002
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(Address of principal executive offices)                         (Postal Code)


Registrant's telephone number, including area code:         (303) 422-8127
                                                            ---------------


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Item 1.  CHANGES IN CONTROL OF REGISTRANT

         None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

         None.

Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         None.

Item 5.  OTHER EVENTS

         By a written action, unanimously undertaken by the Board of Directors of the Corporation effective February 10, 2001, the Board has amended the Articles of Incorporation as follows:

1. The authorized common stock of the corporation is now 100,000,000 shares @ $.0001 par value per share.

2.  The Articles are amended to include the following:

         Whenever the laws of the State of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding share entitled to vote thereon, with respect to any action to be taken by the shareholder of the Corporation, such action may be taken by vote or concurrence of the holders of at least a majority of the shares entitled to vote. These Articles of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the shares entitled to vote hereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders entitled to vote thereon.

Item 6.  APPOINTMENT OF NEW DIRECTORS OR OFFICERS

         None.

         RESIGNATION OF OFFICERS OR DIRECTORS

         None.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 3.3       Amendment to the Articles of Incorporation.


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                                   Signatures

         Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 16, 2001


                                            QUIXIT, INC.

                                                /s/ H. Daniel Boone
                                            By: --------------------------------
                                                 H. Daniel Boone, President